UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 18, 2023

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 — Changes in Registrant’s Certifying Accountant.

On August 15, 2023, we informed Mayer Hoffman McCann P.C. (“MHM”) of our decision to engage Cherry Bekaert LLP (“Cherry Bekaert”). On August 18, 2023, upon the completion of a comprehensive selection process, the Audit Committee (the “Audit Committee”) of the Board of Directors of Oragenics, Inc. (the “Company”) approved the dismissal, effective immediately, of MHM and engaged Cherry Bekaert as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to Cherry Bekaert’s standard client acceptance procedures and execution of an engagement letter. The Company believes the appointment of Cherry Bekaert is in the best interest of its shareholders.

The audit report of MHM relating to the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following: The report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern as result of its recurring operating losses, negative operating cash flows and accumulated deficit.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to MHM’s satisfaction, would have caused MHM to make reference thereto in MHM’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company reported that its internal control over financial reporting was not effective as of December 31, 2022 due to a material weakness in its internal controls related to the review of research and development contracts. The material weakness resulted in material errors in the unaudited financial statements for the three-month period ended March 31, 2022, the three- and six- month periods ended June 30, 2022, and the three- and nine- month periods ended September 30, 2022. As a result, the Company restated certain information contained in its previously issued unaudited interim consolidated financial statements for its Q1 2022 10-Q, the Q2 2022 10-Q, and the Q3 2022 10-Q. All such amendments were filed with the Securities and Exchange Commission (“SEC”) on April 14, 2023. Management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented and operating effectively.

The Company provided MHM with a copy of the foregoing disclosures and requested that MHM furnish a letter addressed to the SEC stating whether it agrees with the foregoing disclosures. A copy of MHM’s letter, dated August 18, 2023 is filed as Exhibit 16.1.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf has consulted with Cherry Bekaert regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Mayer Hoffman McCann P.C. dated August 18, 2023.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 18, 2023.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman, Chief Financial Officer